UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2023

Flowerkist Skin Care and Cosmetics, Inc.

(Exact Name of Registrant as Specified in its Charter)

3D Makerjet, Inc.

(Former name or former address, if changed since last report.)

Nevada	333-157783	26-4083754
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30211 Avendia De Las Banderas, Suite 200, Rancho Santa Margarita, CA	92688
(Address of principal executive offices)	(Zip Code)

(949) 525-3278

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

SECTION 2 – Financial Information

Item 2.01 - Completion of Acquisition or Disposition of Assets

On March 20, 2023, Flowerkist Skin Care and Cosmetics, Inc., a Nevada corporation (“we”, “us”, “Buyer” or the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Flowerkist, Inc., a Nevada Corporation (“Seller”) pursuant to which the Company purchased certain assets previously utilized in the operation of Seller’s business. This is a related party transaction.

Assets Purchased:

1)	Products and inventory that include CBD enhanced skincare and cosmetics products (MSRP $1,660,000), Branding Trademarks and Logos that were transferred from Flowerkist, Inc. to Flowerkist Skin Care and Cosmetics, Inc. The acquisition includes the commercial website “Flowerkist.com” along with merchant processing and fulfillment agreements.

2)	Revenue Share agreement of 5% of ProVEDA’s non adjusted gross revenues, with a future value of up to $7,800,000.

3)	Warrants to acquire 7,650,000 shares of ProVEDA at an exercise price of $0.30, currently valued at $0.90 per share, valuing these warrants at $4,590,000, at current price.

All the purchased assets will be transferred in title and ownership to Flowerkist Skin Care and Cosmetics, Inc., effective immediately. Flowerkist Skin Care and Cosmetics, Inc. will start marketing and selling these products as soon as practicable.

The purchase price of $4,465,000 will be paid with issuance of restricted stocks of OTC: FKST, to current shareholders of the Seller. The purchase price was determined by applying a discount to the full value of assets to reflect wholesale price, taking into consideration the future risk, business, and market conditions.

SECTION 5 – Corporate Governance and Management

Item 5.06 - Change in Shell Company Status

Flowerkist Skin Care and Cosmetics, Inc. (the “Company”) was previously a shell company.

Effective March 20, 2023, the Company’s status as a shell company has changed and is no longer a shell company. The reason the company believes it is no longer a shell company under the SEC definition is as follows:

On March 20, 2023, the Company acquired substantial assets (specified in item 2.01 of this filing) from Flowerkist, Inc. a Nevada Corporation, that will trigger the Company to become an operating company with significant assets causing it to cease being a Shell company.

It is noteworthy that SEC’s Rule 405’s two-part test is conjunctive, meaning that two items must be present at the same time to qualify as a shell company. While the SEC’s Act Rule 405 defines a shell company as one that has no or nominal operations, “and” either (a) no or nominal assets or (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. The Company’s operations by virtue of its acquisition of the business assets described herein are not nominal, as the Company now owns inventory, intellectual property, services, and vendor contracts included in the assets purchased. As per SEC’s Rule 405, the Company therefore qualifies to be removed from the Shell status.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits:

99.1	Asset Purchase Agreement between Flowerkist Skin Care and Cosmetics, Inc. and Flowerkist, Inc. dated March 20, 2023.

99.2	Asset Purchase Agreement between ProVEDA Corporation and Flowerkist, Inc. dated June 16, 2020.

99.3	Flowerkist, Inc. – Product and Market Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 22, 2023	Flowerkist Skin Care and Cosmetics, Inc.

	By:	/s/ Barry Clark
Barry Clark
Chief Executive Officer

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